Exhibit 4.37

                                  Leonard Osser
                               110 E. 71st Street
                               New York, NY 10021

                                                              March 29, 2002

Milestone Scientific Inc.
220 South Orange Avenue
Livingston, NJ 07039
Attn: Thomas Stuckey-Chief Financial Officer

            RE:   Milestone Scientific Inc.
                  9% Secured Promissory Note

Dear Sirs:

      Please be advised that I hereby agree to defer until January 2, 2003 the payment of all principal and interest owed to me under the Milestone Scientific Inc. 9% Secured Promissory Note issued to me in April 2000.

                                                             Very truly yours,


                                                              Leonard Osser